Exhibit 23.0

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No. 333-90865 of Connecticut Bancshares, Inc. on Form S-8 of our report dated January 16, 2003, relating to the consolidated financial statements of Connecticut Bancshares, Inc. as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 10-K of Connecticut Bancshares, Inc. for the year ended December 31, 2002.

Deloitte & Touche LLP
Hartford, Connecticut
March 24, 2003